Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Insignia Systems, Inc. for the registration of 75,000 shares of its Common Stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the financial statements and financial statement schedule of Insignia Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
June 3, 1999